Exhibit 99.1

System1 Announces Third Quarter 2025 Financial Results

•Revenue Decreased 31% Year-Over-Year to $61.6 million
•GAAP Gross Profit Decreased 8% Year-Over-Year to $22.8 million
•Adjusted Gross Profit Decreased 4% Year-Over-Year to $36.1 million
•Adjusted Gross Profit Margin Increased to 59% from 42% Year-Over-Year
•GAAP Net Loss Improved 28% Year-Over-Year to $22.0 million
•Adjusted EBITDA Decreased 4% Year-Over-Year to $9.9 million

LOS ANGELES, CA – November 5, 2025 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), an omnichannel customer acquisition marketing platform, today announced its financial results for the third quarter of 2025.

"System1's business shift towards our higher margin Products segment continued, as Products are now a majority of our gross profit. Integrating AI across our business continues to drive meaningful gains, as we saw a significant improvement in overall gross margin and a continued higher reduction in operating expenses," commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. "While our marketing business was challenged due to product changes at our largest advertising partner Google, we are making strong progress shifting our marketing focus to a newer Google product where we believe we are the market leader. I’m proud of how our organization continues to adapt, innovate, and position System1 for long-term growth."

Tridivesh Kidambi, Chief Financial Officer of System1, added, "While recent results in our marketing business have been negatively impacted by product changes at our largest advertising partner, we remain confident in the underlying strength of our platform and strategy. Our ongoing investments in AI-driven automation and decision-making are already delivering operational efficiencies, and we believe these advancements position us strongly to navigate this dynamic landscape and deliver long-term value."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Third Quarter 2025 Highlights
•CouponFollow.com extended its reach in the European market, successfully launching beta versions of localized coupon content in Germany, France and Poland – marking key milestones in its global expansion strategy.
•MapQuest launched redesigned apps on iOS and Android, adding new features around route optionality, enhanced user preferences and CarPlay support.
•Startpage.com released Vanish Private AI Chat, a mobile app that provides access to ChatGPT, Claude, and Perplexity through Startpage’s signature proxy layer. Users’ IP addresses, queries, and conversations are not logged and remain private. Vanish is available on iOS and Android.
•1.org, System1’s charitable-focused search engine, released new gamification features to improve retention and secured its first nonprofit partnership with Guide Dogs of America | Tender Loving Canines.
•Earlier this year, the Company informed one of its traffic partners that a significant portion of its traffic delivered was invalid in origin. Our analysis was independently verified by trusted third parties in the space. This partner has thus far refused to provide a refund, and as a result the Company is committed to pursuing recovery through all available channels. System1 is committed to enforcing the highest standards of traffic quality across all partners and to protecting the long-term interests of our advertisers and shareholders.
Given the current uncertainty related to one of our key advertising partners’ marketplaces, as well as the potential impact of broader volatility in online advertising demand, we do not plan to provide financial guidance for the fourth quarter of 2025.

About System1, Inc.

System1 operates several flagship brands across multiple consumer verticals, including shopping, travel and search, and a best-in-class customer acquisition and marketing platform powered by AI and machine learning. The Company's platform is omnichannel and omnivertical, delivering high-intent customers to its advertising partners to maximize their reach and effectiveness. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2024, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our marketing platform; (4) changes in customer demand for our services and our ability to quickly adapt to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; (11) our ability to protect our intellectual property rights; (12) our integration of new and developing technologies, including the adoption of AI and machine learning technologies; and (13) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1's management and board of directors to measure the operational strength and performance of its core business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, deferred compensation, gain (loss) on extinguishment of debt, non-cash revaluation of warrant liability and acquisition and restructuring costs.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1's industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for gross profit. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1's business. System1's presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended September 30,
	2025	2024
Revenue	$61,561	$88,832
Operating expenses:
Cost of revenue	38,819	63,999
Salaries and benefits	21,354	29,177
Selling, general, and administrative	16,953	17,472
Total operating expenses	77,126	110,648
Operating loss	(15,565)	(21,816)
Other expense (income):
Interest expense, net	7,052	7,957
Change in fair value of warrant liabilities	(71)	281
Total other expense, net	6,981	8,238
Loss before income tax	(22,546)	(30,054)
Income tax (benefit) expense	(543)	585
Net loss	(22,003)	(30,639)
Less: Net loss attributable to non-controlling interest	(3,487)	(7,037)
Net loss attributable to System1, Inc.	$(18,516)	$(23,602)

Exhibit 99.1

Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for par values)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$54,589	$63,607
Restricted cash, current	1,243	3,970
Accounts receivable, net	54,356	62,916
Prepaid expenses and other current assets	6,430	3,984
Total current assets	116,618	134,477
Restricted cash, non-current	378	371
Property and equipment, net	1,655	2,104
Internal-use software development costs, net	14,170	14,436
Intangible assets, net	166,714	222,341
Goodwill	82,407	82,407
Operating lease right-of-use assets	2,923	2,644
Other non-current assets	295	349
Total assets	$385,160	$459,129
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,065	$10,401
Accrued expenses and other current liabilities	54,255	76,200
Operating lease liabilities, current	677	2,089
Current debt, net	24,127	16,405
Total current liabilities	102,124	105,095
Operating lease liabilities, non-current	2,783	1,365
Non-current debt, net	235,109	255,118
Deferred tax liability	4,662	6,199
Other non-current liabilities	6,222	6,356
Total liabilities	350,900	374,133
Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 8,100 and 7,365 Class A shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Class C common stock - $0.0001 par value; 25,000 shares authorized, 1,869 and 1,870 Class C shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	877,108	863,041
Accumulated deficit	(834,196)	(782,335)
Accumulated other comprehensive loss	(230)	(443)
Total stockholders' equity attributable to System1, Inc.	42,683	80,264
Non-controlling interest	(8,423)	4,732
Total stockholders' equity	34,260	84,996
Total liabilities and stockholders' equity	$385,160	$459,129

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	Three Months Ended September 30,
	2025	2024
Revenue	$61.6	$88.8
Less: Cost of revenue	(38.8)	(64.0)
Gross profit	22.8	24.8
Add: amortization included in cost of revenue	13.3	12.8
Adjusted Gross Profit	$36.1	$37.6

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,
	2025	2024
Net loss	$(22.0)	$(30.6)
Plus:
Income tax benefit	(0.5)	0.6
Interest expense	7.1	8.0
Depreciation and amortization	20.8	20.1
Other expense	(0.2)	—
Stock-based compensation & distributions to members	2.8	3.8
Gain on extinguishment of debt	—	—
Non-cash revaluation of warrant liability	(0.1)	0.3
Acquisition and restructuring costs	2.0	8.1
Adjusted EBITDA	$9.9	$10.3

Investors:
System1 Investor Relations
ir@system1.com